Consulting Agreement
                              --------------------

This Consulting Agreement is made on this 4th day of December 2003.

                                     BETWEEN

Dingindawo Paulus Shongwe, a Consultant having his mailing address at 100 Main St, 12th Floor, Johannesburg, South Africa; Mpumelelo Tshume, a Consultant having his mailing address at Foyer 2, Portswood, Dock Rd, V&A Waterfront, Cape Town, South Africa; Sindiswa Mzamo, a Consultant having his mailing address at Suite 214, North Block,75 Maude St, Johannesburg, South Africa; Andile Mbeki, a Consultant having his mailing address at C/O Suite 214, North Block,75 Maude St, Johannesburg, South Africa; Oliver Chifadza, a Consultant having his mailing address at 7 St Georges Rd, Belgravia, South Africa; Renier Richter having his mailing address at PO Box 5330, Tygervalley, South Africa; Shilela Malatjie, a Consultant having her mailing address at Factory 46, Moletsi St, Sesego, South Africa; Philip Meyer, a Consultant having his address at Rm 803 8/F, Wanchai Central Building, 89 Lockhart Rd, Hong Kong; Andrew Shaun Bremer, a Consultant having his address at C/O 3 Volute Circle, Sunset Beach, South Africa; Siza Mhlanga, a Consultant having his address at C/O 3 Volute Circle, Sunset Beach, South Africa; Pam Grant, a Consultant having her address at PO Box 31076, Tokai, South Africa; Marcus Otsile Mogakwe, a Consultant having his address at Tigrade House, cnr. Watson & Robyn Str, Germiston 1400, South Africa; D. Walter Mpanza, a Consultant having his address at Rm Tigrade House, cnr. Watson & Robyn Str, Germiston 1400, South Africa; and Saneid Thwala, a Consultant having his address at C/O 3 Volute Circle, Sunset Beach, South Africa. The above listed Consultants shall be referred to collectively hereafter as "Consultants" or individually as "Consultant".

                                       AND

Maximum Dynamics, Inc., having its office at 2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado, 80903.

WHEREAS

         WHEREAS, CONSULTANTS provide business development services for businesses and professionals in the IT, mobile commerce and financial services sector; and,

         WHEREAS, Company wishes to engage the services of CONSULTANTS;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

DURATION

This agreement commences on December 4th, 2003 and will be effective until December 4, 2004, as per the terms listed herein. Thereafter it shall be reviewed for further extension on mutually agreeable terms.

FINANCIAL

CONSULTANTS shall be paid for services as set forth in Exhibit A. The fees to be paid shall be paid with shares of registered S-8 shares of Common Stock of Maximum Dynamics, Inc. and shall be priced at a twenty percent (20%) discount to today's bid of $0.185 per share. The number of shares and issued to each CONSULTANT as payment for services is set forth in Exhibit A.

BINDING

This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant hereto constitute the entire agreement between the parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto, as the case may be.

APPLICABLE LAW

This Agreement is made pursuant to, and will be governed by, and construed and enforced in accordance with, the laws of South Africa.

TERMINATION

If this agreement is terminated previous to December 4, 2004, the CONSULTANT shall keep one twelfth (1/12) of the shares received as payment for every month CONSULTANT was retained.


ACCEPTED

For CONSULTANT                                     For Maximum Dynamics
--------------                                     --------------------

BY: /s/ Dingindawo P. Shongwe                      BY: /s/  Joshua Wolcott
  ----------------------------                        -----------------------
        Dingindawo P. Shongwe                               Joshua Wolcott

DATE:                                              DATE:
  ----------------------------                         ----------------------

BY: /s/  Mpumelelo Tshume
 ----------------------------
         Mpumelelo Tshume

DATE:
 ----------------------------

BY: /s/  Sindiswa Mzamo
  ---------------------------
         Sindiswa Mzamo

DATE:
    -------------------------

BY: /s/  Andile Mbeki
  ----------------------------
         Andile Mbeki

DATE:
    -------------------------

BY: /s/  Oliver Chifadza
  ---------------------------
         Oliver Chifadza

DATE:
    -------------------------

BY: /s/  Renier Richter
  ---------------------------
         Renier Richter

DATE:
    -------------------------

BY: /s/  Shilela Malatjie
  ----------------------------
         Shilela Malatjie

DATE:
   --------------------------

BY: /s/  Philip Meyer
  ---------------------------
         Philip Meyer

DATE:
    -------------------------

BY: /s/  Andrew Shaun Bremer
 ----------------------------
         Andrew Shaun Bremer

DATE:
    -------------------------


BY: /s/  Siza Mhlanga
  ---------------------------
         Siza Mhlanga

DATE: /s/  Pam Grant
    -------------------------

BY: /s/  Pam Grant
  ---------------------------
         Pam Grant

DATE:
    ------------------------

BY: /s/  Marcus Otsile Mogakwe
  ----------------------------
         Marcus Otsile Mogakwe

DATE:
    -------------------------

BY: /s/  D. Walter Mpanza
  ---------------------------
         D. Walter Mpanza

DATE:
    -------------------------

BY: /s/  Saneid Thwala
  ---------------------------
         Saneid Thwala

DATE:
    ------------------------

                                   EXHIBIT A

The following sets forth the services to be rendered by each Consultant, the fees for such services and the number of S-8 shares to be issued as payment.

Consultant                     Services                                  Fees           Shares
----------                     --------                                  ----           ------
Dingindawo P. Shongwe          Business development and sales           $14,800         100,000
Dingindawo P. Shongwe          Advisory board member compen.            $22,200         150,000**

Mpumelelo Tshume               Business networking/introductions        $14,800         100,000
Mpumelelo Tshume               Advisory board member compen.            $22,200         150,000**

Sindiswa Mzamo                 Business networking/introductions        $14,800         100,000
Sindiswa Mzamo                 Advisory board member compen.            $22,200         150,000**

Andile Mbeki                   Business networking/introductions        $14,800         100,000
Andile Mbeki                   Advisory board member compen.            $22,200         150,000**

Oliver Chifadza                Sales of Technology Solutions             $7,400          50,000
Oliver Chifadza                Business development services             $7,400          50,000**

Renier Richter                 Sales of Technology Solutions             $7,400          50,000
Renier Richter                 Sales of Technology Solutions             $7,400          50,000**

Shilela Malatjie               Business development and sales            $7,400          50,000
Shilela Malatjie               Business development and sales            $7,400          50,000**

Philip Meyer                   Business networking/introductions         $3,700          25,000
Philip Meyer                   Business networking/introductions         $3,700          25,000**

Andrew Shaun Bremer            Business development and sales            $3,700          25,000
Andrew Shaun Bremer            Business development and sales            $3,700          25,000**

Siza Mhlanga                   Sales of Technology Solutions             $3,700          25,000

Pam Grant                      Sales of Technology Solutions            $11,100          75,000

Marcus Otsile Mogakwe          Sales of Technology Solutions             $3,700          25,000

D. Walter Mpanza               Sales of Technology Solutions             $3,700          25,000

Saneid Thwala                  Sales of Technology Solutions             $2,960          20,000

** Shares shall be restricted shares.


                                    ADDENDUM

Pursuant to the Agreement signed on December 4, 2003, this Addendum sets forth the continued services of the Consultants listed below which shall be governed by the terms and conditions of the Agreement above as agreed to on December 4, 2003. Payments for the respective services to be rendered, the fees for such services and the number of S-8 shares to be issued as payment are set forth as follows:

Consultant                 Services                                      Fees            Shares*
----------                 --------                                      ----            -------
Dingindawo Shongwe         Business development and sales                $7,200           50,000**

Mpumelelo Tshume           Business networking/introductions            $28,800          200,000
Mpumelelo Tshume           Project management services assistance        $7,200           50,000**

Sindiswa Mzamo             Business networking/introductions            $14,400          100,000
Sindiswa Mzamo             Project management services assistance        $7,200           50,000**

Andile Mbeki               Business networking/introductions             $7,200           50,000**

Andrew Shaun Bremer        Account management and sales                  $7,200           50,000
Andrew Shaun Bremer        Biz Process Management software dev.          $7,200           50,000**

Pam Grant                  Sales of Technology Solutions                 $3,600           25,000**

* Number of shares is calculated taking a 20% discount off of the bid price, which was $0.18 per share on January 20, 2004. ** Shares shall be restricted shares.


Accepted this 20th day of January, 2004 by:

For CONSULTANT                                       For Maximum Dynamics

BY: /s/ Dingindawo P. Shongwe                BY: /s/ Joshua Wolcott
 ----------------------------                   ----------------------------
        Dingindawo P. Shongwe                        Joshua Wolcott

DATE:                                        DATE:
 ----------------------------                    ---------------------------

BY: /s/  Mpumelelo Tshume
 ----------------------------
         Mpumelelo Tshume

DATE:
 ----------------------------

BY: /s/  Sindiswa Mzamo
 ----------------------------
         Sindiswa Mzamo

DATE:
 ----------------------------

BY: /s/  Andile Mbeki
 ----------------------------
         Andile Mbeki

DATE:
 ----------------------------

BY: /s/  Andrew Shaun Bremer
 ----------------------------
         Andrew Shaun Bremer

DATE:
 ----------------------------

BY: /s/  Pam Grant
 ----------------------------
         Pam Grant

DATE:
 ----------------------------